Exhibit 99.1

Immediate Release
Contact: Patrick Nolan
248.754.0884

BorgWarner Reports Strong Second Quarter 2025 Results
Announces Increased 2025 Guidance
Increases Dividend and Share Repurchase Authorization
Secures New Business Across Portfolio Expected to Support Profitable Growth

Auburn Hills, Michigan, July 31, 2025 – BorgWarner Inc. (NYSE: BWA) today reported second quarter results and updated 2025 guidance.

Second Quarter Results and Business Update
•BorgWarner’s (the “Company”) U.S. GAAP net sales increased approximately 1.0%, while organic sales were relatively flat, year-over-year compared with second quarter 2024. This performance was roughly in line with the Company’s weighted light and commercial vehicle markets. The Company’s light vehicle eProduct sales increased 31% year-over-year.
•The Company achieved a U.S. GAAP operating margin of 7.9% during the second quarter of 2025, which equated to an adjusted operating margin of 10.3%. The Company’s solid conversion on higher light vehicle eProduct sales and focus on cost controls allowed it to deliver strong performance despite a 40 basis point net headwind from tariffs.
•The Company announced several actions that are intended to drive long-term shareholder value as part of the Company’s balanced capital allocation approach. These actions include:
◦The Company purchased approximately $108 million of its outstanding shares during the second quarter.
◦BorgWarner’s Board of Directors authorized an increase to its share repurchase program to $1 billion, allowing management to repurchase BorgWarner outstanding shares through 2028.
◦The Company’s Board of Directors approved a 55% increase to its quarterly cash dividend per share.

New Business Awards Across Portfolio
The Company secured multiple new business awards that are expected to support its long-term profitable growth, these include the following:
Foundational Awards
•Two turbocharger awards with a major global OEM. The first award is for a 1.0-liter engine for gasoline and hybrid platforms used in compact and light commercial vehicles in Europe. The second award is for a 3.0-liter gasoline hybrid application in North America. Production is expected to begin in 2027 and 2028, respectively.
•Turbocharger award with a major East Asian OEM for its hybrid electric vehicle SUV applications. Production is expected to begin in 2027.
•Turbocharger award with a major global OEM for use in a hybrid powertrain for a sports car platform. Production is expected to begin in 2028.

eProduct Awards
•Dual inverter award with a major Chinese OEM for its hybrid vehicle lineup, extending the partnership established in 2021. Production is expected to begin by the end of 2025.
•Electric motor award with a major Chinese OEM for a platform-based design compatible across a full range of NEV applications, including battery electric and hybrid models. Production is expected to begin in 2026.
•BorgWarner has secured contracts with two major global OEMs to supply high-voltage coolant heater technology for plug-in hybrid electric vehicle platforms. Production is expected to begin in 2028 for both OEMs.
•BorgWarner has secured a new program for its electric cross differential technology for a leading Chinese OEM's electric vehicles in China.

Second Quarter Highlights (continuing operations basis):
•U.S. GAAP net sales of $3,638 million, an increase of approximately 1% compared with second quarter 2024.
◦Excluding the impact of foreign currencies, organic sales were relatively flat compared with second quarter 2024.
•U.S. GAAP net earnings of $1.03 per diluted share.
◦Excluding $(0.18) of net losses per diluted share related to non-comparable items (detailed in the table below), adjusted net earnings were $1.21 per diluted share.
•U.S. GAAP operating income of $289 million, or 7.9% of net sales.
◦ Excluding $84 million of pretax expenses related to non-comparable items, adjusted operating income was $373 million, or 10.3% of net sales.
•Net cash provided by operating activities of $579 million.
◦ Free cash flow of $507 million.

Financial Results (continuing operations basis):
The Company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share. The non-comparable items presented below are calculated after tax using the corresponding effective tax rate discrete to each item and the weighted average number of diluted shares for the periods presented. The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations and related tax effects.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings per diluted share	$1.03	$1.39	$1.75	$2.32

Non-comparable items:
Restructuring expense	0.06	0.08	0.17	0.14
Impairment charges	0.01	—	0.16	—
Costs to exit charging business	0.02	—	0.13	—
Accelerated depreciation	0.08	0.03	0.08	0.03
Write-off of customer incentive asset	0.03	—	0.03	—
Chief Executive Officer ("CEO") transition compensation	0.03	—	0.03	—
Loss on sale of assets	0.02	—	0.02	—
Merger and acquisition expense, net	—	—	0.01	0.02
Adjustments associated with Spin-Off related balances	0.01	0.05	(0.01)	0.05
Commercial contract settlement	—	0.05	—	0.05
Unrealized loss on equity securities	—	—	—	0.01
Gain on sale of businesses	—	—	—	(0.01)
Tax adjustments	(0.08)	(0.42)	(0.06)	(0.42)
Other non-comparable items	—	0.01	0.01	0.03
Adjusted earnings per diluted share	$1.21	$1.19	$2.32	$2.22

Net sales were $3,638 million for the second quarter 2025, an increase of approximately 1% compared with the second quarter 2024, primarily due to strong eProduct sales growth, partially offset by lower market production volumes. Net earnings for the second quarter 2025, were $224 million, or $1.03 per diluted share, compared with net earnings of $315 million, or $1.39 per diluted share for the second quarter 2024. Adjusted net earnings per diluted share for the second quarter 2025, were $1.21, up approximately 2% from adjusted net earnings per diluted share of $1.19 for the second quarter 2024. Adjusted net earnings for the second quarter 2025, excluded net non-comparable items of $(0.18) per diluted share, while adjusted net earnings for the second quarter 2024, excluded net non-comparable items of $0.20 per diluted share. These and other non-comparable items are listed in the table above, which is provided by the Company for comparison with other results and the most directly comparable U.S. GAAP measures. The increase in adjusted net earnings per diluted share was primarily due to a lower share count.

Full Year 2025 Guidance Update: The Company has increased its 2025 full year guidance. The Company expects net sales to be in the range of $14.0 billion to $14.4 billion in 2025, compared with 2024 sales of approximately $14.1 billion. The increase from the Company’s previous range of $13.6 billion to $14.2 billion is a result of higher industry production expectations and the favorable impacts from foreign exchange, partially offset by lower customer tariff cost recoveries. The Company expects its weighted light and commercial vehicle markets to be in the range of down 2.5% to down 0.5% in 2025. This is an increase from the Company’s prior range of down 4% to down 2%. The Company’s sales guidance implies a year-over-year change in organic sales of down 1.5% to up 1% or estimated outgrowth above market production of approximately 100 to 150 basis points. Stronger foreign currencies primarily due to the Euro and Korean Won are expected to result in an increase in sales of $300 million compared to the Company’s previous guidance.

The Company expects its U.S. GAAP operating margin to be in the range of 8.3% to 8.5% in 2025. Excluding the impact of non-comparable items and the add back of intangible asset amortization expense, adjusted operating margin is expected to be in the range of 10.1% to 10.3%, which includes a 10 basis point dilutive impact from anticipated customer tariff recoveries. The change compared to the Company’s previous adjusted operating margin range of 9.6% to 10.2% is due to strong year to date results, higher expected industry production and a less dilutive impact for anticipated customer tariff recoveries on the Company’s margin profile. Net earnings are expected to be within the range of $3.80 to $3.97 per diluted share. Excluding the impact of non-comparable items, adjusted net earnings are expected to be in the range of $4.45 to $4.65 per diluted share, compared to the Company’s previous adjusted net earnings range of $4.00 to $4.45 per diluted share. Full-year operating cash flow is expected to be in the range of $1,368 million to $1,418 million, and free cash flow is expected to be in the range of $700 million to $800 million, which is a $50 million increase from prior guidance.

At 9:30 a.m. ET today, a brief conference call concerning second quarter 2025 results and guidance will be webcast at: https://www.borgwarner.com/investors. Additionally, an earnings call presentation will be available at https://www.borgwarner.com/investors.

For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we’re accelerating the world’s transition to eMobility -- to help build a cleaner, healthier, safer future for all.

# # #

Forward Looking Statements: This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Further, all statements, other than statements of historical fact, contained or incorporated by reference in this press release that we expect or anticipate will or may occur in the future regarding our financial position, business strategy and measures to implement that strategy, including changes to operations, competitive strengths, goals, expansion and growth of our business and operations, plans, references to future success and other such matters, are forward-looking statements. Accounting estimates, such as those described under the heading “Critical Accounting Policies and Estimates” in Item 7 of our most recently filed Annual Report on Form 10-K (“Form 10-K”), are inherently forward-looking. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. Forward-looking statements are not guarantees of performance, and the Company’s actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: supply disruptions impacting us or our customers, commodity availability and pricing, and an inability to achieve expected levels of recoverability in commercial negotiations with customers concerning these costs; competitive challenges from existing and new competitors, including original equipment manufacturer (“OEM”) customers; the challenges associated with rapidly changing technologies, and our ability to innovate in response; the difficulty in forecasting demand for electric vehicles and our electric vehicles revenue growth; potential disruptions in the global economy caused by wars or other geopolitical conflicts; the ability to identify targets and consummate acquisitions on acceptable terms; failure to realize the expected benefits of acquisitions on a timely basis; the possibility that our 2023 tax-free spin-off of our former Fuel Systems and Aftermarket segments into a separate publicly traded company will not achieve its intended benefits; the failure to promptly and effectively integrate acquired businesses; the potential for unknown or inestimable liabilities relating to the acquired businesses; impacts of our exit of the charging business; our dependence on automotive and truck production, which is highly cyclical and subject to disruptions; our reliance on major OEM customers; impacts of any future strikes involving any of our OEM customers and any actions such OEM customers take in response; fluctuations in interest rates and foreign currency exchange rates; our dependence on information systems; the uncertainty of the global economic environment; the uncertainty surrounding global trade policies including tariffs and export restrictions, and their impacts on the Company, its customers and suppliers and the economies in which the Company operates; the outcome of existing or any future legal proceedings, including litigation with respect to various claims, or governmental investigations, including related litigation; future changes in laws and regulations, including, by way of example, taxes and tariffs, in the countries in which we operate; impacts from any potential future acquisition or disposition transactions; and the other risks noted in reports that we file with the Securities and Exchange Commission, including Item 1A, “Risk Factors” in our most recently filed Form 10-K and/or Quarterly Report on Form 10-Q. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this press release to reflect any change in our expectations or any change in events, conditions, circumstances, or assumptions underlying the statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$3,638	$3,603	$7,153	$7,198
Cost of sales	2,998	2,918	5,874	5,869
Gross profit	640	685	1,279	1,329
Gross margin	17.6%	19.0%	17.9%	18.5%

Selling, general and administrative expenses	317	341	632	670
Restructuring expense	17	25	48	44
Other operating expense, net	14	22	31	23
Impairment charges	3	—	42	—
Operating income	289	297	526	592

Equity in affiliates’ earnings, net of tax	(8)	(12)	(18)	(17)
Unrealized (gain) loss on equity securities	(1)	—	(1)	2
Interest expense, net	12	8	24	13
Other postretirement expense	2	3	5	6
Earnings from continuing operations before income taxes and noncontrolling interest	284	298	516	588

Provision (benefit) for income taxes	52	(31)	113	31
Net earnings from continuing operations	232	329	403	557
Net loss from discontinued operations	—	(12)	—	(19)
Net earnings	232	317	403	538
Net earnings from continuing operations attributable to noncontrolling interest	8	14	22	29
Net earnings attributable to BorgWarner Inc.	$224	$303	$381	$509

Amounts attributable to BorgWarner Inc.:
Net earnings from continuing operations	$224	$315	$381	$528
Net loss from discontinued operations	—	(12)	—	(19)
Net earnings attributable to BorgWarner Inc.	$224	$303	$381	$509

Earnings per share from continuing operations — diluted	$1.03	$1.39	$1.75	$2.32
Loss per share from discontinued operations — diluted	—	(0.05)	—	(0.08)
Earnings per share attributable to BorgWarner Inc. — diluted	$1.03	$1.34	$1.75	$2.24

Weighted average shares outstanding:
Diluted	218.2	227.2	218.1	227.9

BorgWarner Inc.
Net Sales by Reportable Segment (Unaudited)
(in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Turbos & Thermal Technologies	$1,481	$1,515	$2,935	$3,089
Drivetrain & Morse Systems	1,429	1,442	2,790	2,861
PowerDrive Systems	581	464	1,142	900
Battery & Charging Systems	159	193	309	370
Inter-segment eliminations	(12)	(11)	(23)	(22)
Net sales	$3,638	$3,603	$7,153	$7,198

Segment Adjusted Operating Income (Loss) (Unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Turbos & Thermal Technologies	$227	$224	$462	$452
Drivetrain & Morse Systems	260	266	503	519
PowerDrive Systems	(33)	(49)	(76)	(111)
Battery & Charging Systems	(12)	(10)	(34)	(25)
Segment Adjusted Operating Income	442	431	855	835
Corporate, including stock-based compensation	69	55	130	120
Restructuring expense	17	25	48	44
Impairment charges	3	—	42	—
Intangible asset amortization expense	16	17	33	34
Costs to exit charging business	6	—	32	—
Accelerated depreciation	21	8	21	8
Write-off of customer incentive asset	7	—	7	—
Chief Executive Officer ("CEO") transition compensation	6	—	6	—
Loss on sale of assets	5	—	5	—
Merger and acquisition expense, net	—	—	2	5
Loss (gain) on sale of businesses	—	—	1	(3)
Commercial contract settlement	—	15	—	15
Adjustments associated with Spin-Off related balances	2	11	(1)	11
Other non-comparable items	1	3	3	9
Equity in affiliates’ earnings, net of tax	(8)	(12)	(18)	(17)
Unrealized (gain) loss on equity securities	(1)	—	(1)	2
Interest expense, net	12	8	24	13
Other postretirement expense	2	3	5	6
Earnings from continuing operations before income taxes and noncontrolling interest	$284	$298	$516	$588
Provision (benefit) for income taxes	52	(31)	113	31
Net earnings from continuing operations	232	329	403	557
Net earnings from continuing operations attributable to noncontrolling interest	8	14	22	29
Net earnings from continuing operations attributable to BorgWarner Inc.	$224	$315	$381	$528

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)

	June 30, 2025	December 31, 2024
ASSETS
Cash, cash equivalents and restricted cash	$2,041	$2,094
Receivables, net	3,198	2,843
Inventories	1,216	1,251
Prepayments and other current assets	323	333
Total current assets	6,778	6,521

Property, plant and equipment, net	3,602	3,575
Other non-current assets	4,019	3,897
Total assets	$14,399	$13,993

LIABILITIES AND EQUITY
Short-term debt	$6	$398
Accounts payable	2,093	2,032
Other current liabilities	1,253	1,216
Total current liabilities	3,352	3,646

Long-term debt	3,901	3,763
Other non-current liabilities	1,077	878
Total liabilities	8,330	8,287

Total BorgWarner Inc. stockholders’ equity	5,923	5,532
Noncontrolling interest	146	174
Total equity	6,069	5,706
Total liabilities and equity	$14,399	$13,993

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net cash provided by operating activities from continuing operations	$661	$344
INVESTING ACTIVITIES OF CONTINUING OPERATIONS
Capital expenditures, including tooling outlays	(196)	(355)
Customer advances related to capital expenditures	7	—
Proceeds from settlement of net investment hedges, net	8	36
Payments for investments in equity securities, net	—	(4)
Proceeds from the sale of business, net	7	8
Proceeds from asset disposals and other, net	16	2
Net cash used in investing activities from continuing operations	(158)	(313)
FINANCING ACTIVITIES OF CONTINUING OPERATIONS
Payments of notes payable	(5)	—
Additions to debt	—	2
Repayments of debt, including current portion	(403)	(15)
Payments for purchase of treasury stock	(108)	(100)
Payments for stock-based compensation items	(18)	(23)
Payments for contingent consideration	(4)	(1)
Dividends paid to BorgWarner stockholders	(48)	(50)
Dividends paid to noncontrolling stockholders	(20)	(55)
Net cash used in financing activities from continuing operations	(606)	(242)
CASH FLOWS FROM DISCONTINUED OPERATIONS
Operating activities of discontinued operations	—	(18)
Net cash used in discontinued operations	—	(18)
Effect of exchange rate changes on cash	50	(17)
Net decrease in cash, cash equivalents and restricted cash	(53)	(246)
Cash and cash equivalents at beginning of year	2,094	1,534
Cash, cash equivalents and restricted cash of continuing operations at end of period	$2,041	$1,288

Supplemental Information (Unaudited)
(in millions)
	Six Months Ended June 30,
	2025	2024
Depreciation and tooling amortization	$301	$276
Intangible asset amortization	$33	$34

Non-GAAP Financial Measures
This press release contains information about the Company’s financial results that is not presented in accordance with U.S. GAAP. Such non-GAAP financial measures are reconciled to their closest U.S. GAAP financial measures below and in the Financial Results table above. The provision of these comparable U.S. GAAP financial measures for 2025 is not intended to indicate that the Company is explicitly or implicitly providing projections on those U.S. GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors and banking institutions in their analyses of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any U.S. GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.

Adjusted Operating Income and Adjusted Operating Margin
The Company defines adjusted operating income as operating income adjusted to exclude the impact of restructuring expense, merger, acquisition and divestiture expense, intangible asset amortization expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations. Adjusted operating margin is defined as adjusted operating income divided by net sales.

Adjusted Net Earnings
The Company defines adjusted net earnings as net earnings attributable to the Company, adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted net earnings.

Adjusted Earnings per Diluted Share
The Company defines adjusted earnings per diluted share as earnings per diluted share adjusted to eliminate the impact of restructuring expense, merger, acquisition and divestiture expense, other net expenses, discontinued operations and other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The impact of intangible asset amortization expense continues to be included in adjusted earnings per share.

Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, net of customer advances related to capital expenditures. The Company believes this measure is useful to both management and investors in evaluating the Company’s ability to service and repay its debt.

Organic Net Sales Change
The Company defines organic net sales changes as net sales change year-over-year excluding the estimated impact of foreign exchange (“FX”) and net mergers, acquisitions and divestitures.

Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net sales	$3,638	$3,603	$7,153	$7,198

Operating income	$289	$297	$526	$592
Operating margin	7.9%	8.2%	7.4%	8.2%

Non-comparable items:
Restructuring expense	$17	$25	$48	$44
Impairment charges	3	—	42	—
Intangible asset amortization expense	16	17	33	34
Costs to exit charging business	6	—	32	—
Accelerated depreciation	21	8	21	8
Write-off of customer incentive asset	7	—	7	—
Chief Executive Officer ("CEO") transition compensation	6	—	6	—
Loss on sale of assets	5	—	5	—
Merger and acquisition expense, net	—	—	2	5
Loss (gain) on sale of businesses	—	—	1	(3)
Commercial contract settlement	—	15	—	15
Adjustments associated with Spin-Off related balances	2	11	(1)	11
Other non-comparable items	1	3	3	9
Adjusted operating income	$373	$376	$725	$715
Adjusted operating margin	10.3%	10.4%	10.1%	9.9%

Free Cash Flow Reconciliation (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2025	2024	2025	2024
Net cash provided by operating activities from continuing operations	$579	$462	$661	$344
Capital expenditures, including tooling outlays	(77)	(165)	(196)	(355)
Customer advances related to capital expenditures	5	—	7	—
Free cash flow	$507	$297	$472	$(11)

Second Quarter 2025 Organic Net Sales Change (Unaudited)
(in millions)	Q2 2024 Net Sales	FX	Organic Net Sales Change	Q2 2025 Net Sales	Organic Net Sales Change %
Turbos & Thermal Technologies	$1,515	$30	$(64)	$1,481	(4.2)%
Drivetrain & Morse Systems	1,442	23	(36)	1,429	(2.5)%
PowerDrive Systems	464	8	109	581	23.5%
Battery & Charging Systems	193	5	(39)	159	(20.2)%
Inter-segment eliminations	(11)	—	(1)	(12)	9.1%
Net sales	$3,603	$66	$(31)	$3,638	(0.9)%

Year to Date 2025 Organic Net Sales Change (Unaudited)
(in millions)	Q2 2024 YTD Net Sales	FX	Organic Net Sales Change	Q2 2025 YTD Net Sales	Organic Net Sales Change %
Turbos & Thermal Technologies	$3,089	$(14)	$(140)	$2,935	(4.5)%
Drivetrain & Morse Systems	2,861	(2)	(69)	2,790	(2.4)%
PowerDrive Systems	900	(4)	246	1,142	27.3%
Battery & Charging Systems	370	1	(62)	309	(16.8)%
Inter-segment eliminations	(22)	—	(1)	(23)	4.5%
Total	$7,198	$(19)	$(26)	$7,153	(0.4)%

Adjusted Operating Income and Adjusted Operating Margin Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
(in millions)	Low	High
Net sales	$14,000	$14,400

Operating income	$1,167	$1,217
Operating margin	8.3%	8.5%

Non-comparable items:
Restructuring expense	$70	$80
Intangible asset amortization	65	65
Impairment charges	42	42
Costs to exit charging business	32	32
Accelerated depreciation	21	21
Write-off of customer incentive asset	7	7
Chief Executive Officer (“CEO”) transition compensation	6	6
Loss on sale of assets	5	5
Merger and acquisition expense, net	2	2
Loss on sale of business	1	1
Adjustment associated with Spin-Off related balances	(1)	(1)
Other non-comparable items	3	3
Adjusted operating income	$1,420	$1,480
Adjusted operating margin	10.1%	10.3%

Adjusted Earnings Per Diluted Share Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
	Low	High
Earnings per Diluted Share	$3.80	$3.97

Non-comparable items:
Restructuring expense	0.25	0.28
Impairment charges	0.16	0.16
Costs to exit charging business	0.13	0.13
Accelerated depreciation	0.08	0.08
Write-off of customer incentive asset	0.03	0.03
Chief Executive Officer (“CEO”) transition compensation	0.03	0.03
Loss on sale of assets	0.02	0.02
Merger and acquisition expense, net	0.01	0.01
Adjustment associated with Spin-Off related balances	(0.01)	(0.01)
Tax adjustments	(0.06)	(0.06)
Other non-comparable items	0.01	0.01
Adjusted Earnings per Diluted Share	$4.45	$4.65

Free Cash Flow Guidance Reconciliation (Unaudited)
	Full-Year 2025 Guidance
(in millions)	Low	High
Net cash provided by operating activities	$1,368	$1,418
Capital expenditures, including tooling outlays	(675)	(625)
Customer advances related to capital expenditures	7	7
Free cash flow	$700	$800

Full Year 2025 Organic Net Sales Change Guidance Reconciliation From Continuing Operations (Unaudited)

(in millions)	FY 2024 Net Sales	FX	Organic Net Sales Change	FY 2025 Net Sales	Organic Net Sales Change %	LV/CV Weighted Market %	Outgrowth %
Low	$14,086	$140	$(226)	$14,000	(1.6)%	(2.5)%	0.9%
High	$14,086	$140	$174	$14,400	1.2%	(0.5)%	1.7%

Full Year 2025 Estimated Year-Over-Year Change in Production (Unaudited)

	North America	Europe	China	Total
Light vehicle	(6)% to (1.5)%	(3)% to (2)%	2.5% to 4.5%	(0.5)% to 1.5%
Commercial vehicle	~(20)%	~0%	~4.5%	~(1)%
BorgWarner-Weighted	(7.5)% to (3.5)%	(2.5)% to (1.5)%	3% to 4.5%	(2.5)% to (0.5)%